UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 19, 2007
(November 19, 2007)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On November, 19, 2007, Public Service Company of New Mexico ("PNM"), a wholly owned subsidiary of PNM Resources, Inc. ("PNMR"), filed rebuttal testimony of several witnesses with the New Mexico Public Regulation Commission ("NMPRC") challenging the opposition to PNM’s request to increase electric rates.

A brief summary of PNM’s arguments regarding return on equity and reinstatement of a fuel and purchased power cost adjustment clause, as well as testimony of selected witnesses, will be posted as soon as possible on PNMR’s Web site at www.PNMResources.com. None of the contents of the Web site are made part of this Form 8-K.

These witnesses include Jeffry E. Sterba, Chairman, President and Chief Executive Officer, as PNM’s main policy witness, and witnesses addressing certain fuel clause considerations, rate of return and overall cost of service. In general, PNM’s rebuttal testimony argued that the Staff and Intervenor recommendations did not justify disallowance of a fuel clause because PNM meets the requirements for a fuel clause established in New Mexico law. In addition, PNM argues that it is entitled to a rate increase of approximately $77.3 million, after adjusting for arguments of Staff and Intervenors with which PNM agrees.

PNMR and PNM are unable to predict the outcome of this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: November 19, 2007	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)